                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K/A

                                 Amendment No. 1

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 4, 1998
                                                          --------------

                          Commission File No. 00-23711
                          ----------------------------


                                   ACSYS, Inc.
                                   -----------
             (Exact name of registrant as specified in its Charter)




Georgia                                                          58-2299173
-------                                                          ----------
(State or other jurisdiction                                  (IRS Employer
incorporation or organization)                       Identification Number)

75 Fourteenth Street, Suite 2200
Atlanta, GA  30309                                                 30309
(Address of principal executive offices)                           -----
----------------------------------------                         (ZIP CODE)



                                 (404) 817-9440
                                 --------------
              (Registrant's telephone number, including area code)



                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Acsys, Inc. hereby amends its Current Report on Form 8-K dated August 4, 1998, and filed with the Securities and Exchange Commission on August 19, 1998, to include the financial statements and pro forma financial information and the exhibit referenced below.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
       Independent Auditors' Report.................................       F-1
       Balance Sheets...............................................       F-2
       Statements of Income.........................................       F-3
       Statements of Stockholders' Equity...........................       F-4
       Statements of Cash Flows.....................................       F-5
       Notes to Financial Statements................................       F-6

       Condensed Balance Sheet (unaudited)..........................       F-14
       Condensed Statements of Income (unaudited)...................       F-15
       Condensed Statements of Cash Flows (unaudited)...............       F-16
       Notes to Condensed Financial Statements (unaudited)..........       F-17

(B)    PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
       Basis of Presentation........................................       F-20
       Pro Forma Combined Balance Sheet.............................       F-22
       Pro Forma Combined Statements of Operations..................       F-23
       Notes to Pro Forma Combined Financial Statements.............       F-25

(C)    EXHIBITS
    23 Consent of Deloitte & Touche LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ACSYS, Inc.
                                             (registrant)

Date:   October 16, 1998             /s/ Brady W. Mullinax, Jr.
       -----------------         ---------------------------------------
                                           Brady W. Mullinax, Jr.
                                          Chief Financial Officer
                                (the registrant's principal financial and
                                  chief accounting officer, who is duly
                                     authorized to sign this report)

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Staffing Edge, Inc.

We have audited the accompanying balance sheets of Staffing Edge, Inc. (Company) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




Deloitte & Touche LLP
Des Moines, Iowa
April 30, 1998

STAFFING EDGE, INC.
BALANCE SHEETS
DECEMBER 31, 1997 AND 1996

---------------------------------------------------------------------------------------------------------
ASSETS                                                                             1997            1996
CURRENT ASSETS:
  Cash and cash equivalents                                                  $    17,387    $   229,753
  Accounts receivable, net of allowance for doubtful accounts
    of $156,931 in 1997 and $100,000 in 1996                                   2,518,310      1,551,918
  Prepaid expenses and other assets                                              194,525         78,664
  Income taxes receivable                                                        151,134         85,000
  Deferred income taxes                                                          115,000
                                                                             -----------    -----------
           Total current assets                                                2,996,356      1,945,335
                                                                             -----------    -----------

EQUIPMENT                                                                      1,474,129        495,669
  Accumulated depreciation                                                      (424,000)      (146,143)
                                                                             -----------    -----------
          Equipment, net                                                       1,050,129        349,526
                                                                             -----------    -----------

OTHER ASSETS                                                                      66,989         27,460
                                                                             -----------    -----------

INTANGIBLE ASSETS, primarily goodwill, net of accumulated
  amortization of $149,922  in 1997 and $69,578 in 1996                        1,981,524      2,126,303
                                                                             -----------    -----------

TOTAL ASSETS                                                                 $ 6,094,998    $ 4,448,624
                                                                             ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit - bank                                                      $   500,000
  Accounts payable                                                               703,790    $   493,485
  Accrued payroll and related costs                                              539,933        386,722
  Other accrued expenses                                                         262,128        141,373
  Deferred revenue                                                               142,867
  Current maturities of long-term debt                                           378,542        131,125
  Deferred income taxes                                                                          60,000
                                                                             -----------    -----------
           Total current liabilities                                           2,527,260      1,212,705

DEFERRED INCOME TAXES                                                            235,000        200,000
OTHER LIABILITIES                                                                               100,000
LONG-TERM DEBT - MAJORITY STOCKHOLDER                                          1,000,000        819,698
LONG-TERM DEBT - BANK                                                          1,572,757      1,368,875
                                                                             -----------    -----------
           Total liabilities                                                   5,335,017      3,701,278
                                                                             -----------    -----------

COMMITMENTS AND CONTINGENCIES (NOTES 4 AND 8)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value - 500,000 shares authorized, none issued and outstanding
  Common stock, $.01 par value - 500,000 shares authorized;
    50,505 shares in 1997 and 50,000 shares in 1996 issued and outstanding           505            500
  Additional paid-in capital                                                      37,857         24,500
  Retained earnings                                                              721,619        722,346
                                                                             -----------    -----------
           Total stockholders' equity                                            759,981        747,346
                                                                             -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 6,094,998    $ 4,448,624
                                                                             ===========    ===========

See notes to financial statements.

STAFFING EDGE, INC.

STATEMENTS OF INCOME
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------
                                            1997          1996          1995

SERVICE REVENUE                         $21,311,500   $14,785,632   $ 6,914,017

COST OF SERVICES                         11,838,697     8,832,436     4,542,893
                                        -----------   -----------   -----------

        Gross margin                      9,472,803     5,953,196     2,371,124
                                        -----------   -----------   -----------

OPERATING EXPENSES:
  Selling, general and administrative     8,920,616     4,232,396     1,963,702
  Depreciation and amortization             274,138       104,968        36,643
                                        -----------   -----------   -----------
        Total operating expenses          9,194,754     4,337,364     2,000,345
                                        -----------   -----------   -----------

OPERATING INCOME                            278,049     1,615,832       370,779

INTEREST EXPENSE                            252,589       123,235        71,096
                                        -----------   -----------   -----------

INCOME BEFORE INCOME TAXES                   25,460     1,492,597       299,683

INCOME TAXES, including $275,000 from
  C corporation election in 1996             11,000       825,000
                                        -----------   -----------   -----------


NET INCOME                              $    14,460   $   667,597   $   299,683
                                        ===========   ===========   ===========

AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                         50,430        50,000        50,000
                                        ===========   ===========   ===========

BASIC EARNINGS PER SHARE                $      0.29   $     13.35   $      5.99
                                        ===========   ===========   ===========

DILUTED EARNINGS PER SHARE              $      0.29   $     13.35   $      5.99
                                        ===========   ===========   ===========


See notes to financial statements.

STAFFING EDGE, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
-----------------------------------------------------------------

                                                        Common Stock
                                              ---------------------------
                                                Shares                        Additional                           Total
                                              Issued and                       Paid-In          Retained       Stockholders'
                                              Outstanding       Amount         Capital          Earnings           Equity
BALANCES, JANUARY 1, 1995                       50,000         $     500      $  24,500        $(244,934)        $(219,934)

  Net income                                                                                     299,683           299,683
                                              ---------        ---------      ---------        ---------         ---------

BALANCES, DECEMBER 31, 1995                     50,000               500         24,500           54,749            79,749

  Net income                                                                                     667,597           667,597
                                              ---------        ---------      ---------        ---------         ---------

BALANCES, DECEMBER 31, 1996                     50,000               500         24,500          722,346           747,346

  Issuance of common stock                         505                 5         13,357                             13,362

  Dividend-in-kind                                                                               (15,187)          (15,187)

  Net income                                                                                      14,460            14,460
                                              ---------        ---------      ---------        ---------         ---------

BALANCES, DECEMBER 31, 1997                     50,505         $     505      $  37,857        $ 721,619         $ 759,981
                                              =========        =========      =========        =========         =========

See notes to financial statements.

STAFFING EDGE, INC.

STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
-----------------------------------------------------------------

                                                                                      1997                 1996            1995
NET CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $   14,460          $   667,597          $   299,683
  Depreciation and amortization                                                   385,913              104,968               36,643
  Write-off of license agreement                                                   48,180
  Deferred income taxes                                                          (140,000)             (25,000)
  C corporation election                                                                               275,000
  Net change in, net of business acquired:
    Accounts receivable                                                          (966,392)            (553,849)            (446,307)
    Prepaid expenses and other assets                                            (102,499)             (48,462)             (21,494)
    Income taxes receivable                                                       (66,134)             (85,000)
    Other assets                                                                  (39,529)             (27,460)
    Accounts payable                                                              210,305              199,153              204,420
    Accrued expenses                                                              273,966              347,183               61,276
    Deferred revenue                                                              142,867
    Other liabilities                                                            (100,000)             100,000
                                                                                ---------          -----------          -----------
          Net cash flows from operating activities                               (338,863)             954,130              134,221
                                                                              -----------          -----------          -----------

NET CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                        (1,005,104)            (264,753)              (1,892)
  Purchase of Gamma Group, Ltd.                                                                     (2,000,000)
  Purchase of license agreement                                                                        (52,560)
  Payment for non-compete agreement                                                                   (200,000)
                                                                              -----------          -----------          -----------
          Net cash flows from investing activities                             (1,005,104)          (2,517,313)              (1,892)
                                                                              -----------          -----------          -----------
NET CASH FLOWS FROM FINANCING ACTIVITIES:
  Net changes in line of credit - bank                                            500,000
  Proceeds from long-term debt - majority stockholder                           3,647,000            1,222,515               62,772
  Payments on long-term debt - majority stockholder                            (3,466,698)          (1,076,515)             (77,541)
  Proceeds from long-term debt - bank                                             700,000            1,500,000
  Payments on long-term debt - bank                                              (248,701)
                                                                              -----------           ----------          -----------
          Net cash flows from financing activities                              1,131,601            1,646,000              (14,769)
                                                                              -----------          -----------          -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                          (212,366)              82,817              117,560

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      229,753              146,936               29,376
                                                                              -----------          -----------          -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                        $    17,387          $   229,753          $   146,936
                                                                              ===========          ===========          ===========
SUPPLEMENTAL INFORMATION

  Cash paid for:
    Interest                                                                  $   267,987          $   107,143          $    64,036
                                                                              ===========          ===========          ===========
    Income taxes                                                              $   442,064          $   650,000          $      --
                                                                              ===========          ===========          ===========

See notes to financial statements.

Staffing Edge, inc.

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business - Staffing Edge, Inc. (Company) provides temporary personnel and permanent personnel placement services in the fields of accounting, banking, insurance, legal, engineering, office administration, sales and information technology. As of December 31, 1997 the Company had personnel placement offices in Dallas, Forth Worth, Kansas City, Des Moines, Houston, Phoenix, Denver and San Antonio. During 1997 the Company opened a computer training division. The division opened learning centers in each city it has personnel placement offices. The learning centers are dedicated to helping individuals and corporations develop or enhance personal computer skills.

      Staffing Revenue Recognition - Temporary service revenues are recognized when the services are rendered by the Company's temporary employees. Permanent placement revenues are recognized in contingency search engagements upon the successful completion of the assignment. Reserves are established to estimate losses due to placed candidates not remaining in employment for the Company's guaranteed period which averages 90 days. Cost of services represent temporary personnel payroll costs and certain costs relating to the learning centers.

      Learning Center Revenue Recognition - The Company periodically collects payments in advance of providing the training to individuals or corporations. These payments, together with amounts for students who have signed up for training, are recorded as deferred revenue and recognized when the training is provided.

      Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Equipment - Equipment is recorded at cost. Provision for depreciation is provided using accelerated methods over the estimated useful life of the assets. During 1997 depreciation expense totaling $111,775 was recorded in Cost of Services in connection with the opening of the computer training division.

      Intangible Assets - Intangible assets represent goodwill, a non-compete agreement, organizational costs and purchased customer files and lists. Goodwill is being amortized on a straight-line basis over a forty-year period. The other intangible assets are being amortized on a straight-line basis over five year periods. The Company, using its best estimates on reasonable and supportable assumptions and projections, regularly reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of its intangible assets might not be recoverable.

      Advertising Costs - Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 1997, 1996 and 1995 were $1,158,613, $519,629 and $341,423, respectively.

      Self-Insurance - The Company offers an employee benefit program for which it is self-insured for a portion of the cost. The Company is liable for claims up to $10,000 per employee and aggregate claims up to a computed annual amount provided by the Company's agreement with the claims administrator. All full-time employees and temporary staff employed at least 1,200 hours during the calendar year are eligible to participate in the program. Self-insurance costs are accrued based on information received from the claims administrator to approximate the liability for reported claims and claims incurred but not reported.

      Income Taxes - The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement on Financial Accounting Standards (FASB) No. 109, "Accounting for Income Taxes." Under FASB 109, deferred income taxes are recognized for the tax consequences of
      "temporary differences" by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

      Basic and Diluted Earnings Per Share - Basic earnings per share computations reflect net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share computations reflect net income divided by the weighted average number of common shares outstanding during the period, adjusted for dilutive common stock options. Diluted earnings per share equals basic earnings per share as the market price of the Company's common stock approximates the exercise price of outstanding common stock options as of December 31, 1997. Earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

      Stock-Based Compensation - The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25).

      Accounting Pronouncements - In June 1997 FASB issued Statement No. 130, "Reporting Comprehensive Income." This statement establishes requirements for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for 1998 financial statements and management anticipates it will have no material effect on the Company's financial statements.

      Also in June 1997, the FASB issued Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information," which will be effective in 1998. FASB No. 131 establishes standards for the way public enterprises report information about operating segments. The Company has not yet completed its analysis of this statement to determine if additional disclosure would be required beginning in 1998.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Values of Financial Instruments - The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The fair values of the Company's financial instruments are estimated based on current market rates and instruments with the same risk and maturities. The fair values of cash, accounts receivable, accounts payable, lines of credit and long-term debt approximate the carrying value of these financial instruments.

      Reclassification - Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

2.    ACQUISITION

      On July 1, 1996, the Company acquired 100% of the outstanding stock of Gamma Group, Ltd. (Gamma). Gamma provides temporary and permanent placement services from offices located in Des Moines, Iowa. The purchase price for the stock of Gamma was $2,000,000, of which $1,900,000 was paid prior to December 31, 1997. The remaining $100,000 was paid subsequent to December 31, 1997. In addition, the previous stockholder of Gamma retained possession of Gamma's cash and receivable balances at June 30, 1996 and reimbursed the Company for any liabilities arising from Gamma's operations through June 30, 1996, including accounts payable and accrued expenses outstanding at that date. The Company paid the former Gamma stockholder $200,000 on July 1, 1996 in consideration for a five year non-compete agreement.

      The acquisition has been accounted for under the purchase method and, accordingly, the results of operations of Gamma are included in the Company's results from the date of acquisition. The aggregate cost over fair value of acquired net assets of approximately $1,907,000 has been recorded as goodwill.

3.    LINE OF CREDIT AND LONG-TERM DEBT

      The Company has a line of credit and term loans with a bank and majority shareholder, as follows:

                                                                                   1997              1996
      LINE OF CREDIT - BANK, maximum availability of $1,000,000, variable
      interest rate of 8.75%, due January 1, 1999                               $    500,000       $        -
                                                                                ============       ==========

      TERM LOAN - BANK,  original balance of $1,500,000,  variable interest rate of 9.0%, monthly principal and interest of $25,502, matures in
      2003                                                                      $  1,354,588       $ 1,500,000

      TERM LOAN - BANK, original balance of $400,000,  variable interest rate of
      8.75%, monthly principal and interest of $12,643, matures in
      2000                                                                           319,215                -

      TERM LOAN - BANK, original balance of $300,000,  variable interest rate of
      8.75%, monthly principal and interest of $9,500, matures in
      2000                                                                           277,496                -

      TERM LOAN - MAJORITY STOCKHOLDER,  original balance of $1,000,000 variable interest rate of 8.5%, due January 1, 1999
                                                                                   1,000,000           819,698
                                                                                ------------       -----------
                                                                                   2,951,299         2,319,698

      Current maturities                                                             378,542           131,125
                                                                                ------------       -----------

                                                                                $  2,572,757       $ 2,188,573
                                                                                ============       ===========

     The line of credit provides for borrowings up to the lesser of $1,000,000 or 75% of eligible accounts receivable. The line of credit and term loans with the bank are cross collateralized by substantially all the assets of the Company. The loan agreements contain certain covenants, all which are complied with by the Company as of December 31, 1997.

     The line of credit and term loans with the bank are personally guaranteed by the majority stockholder of the Company.

     The Company has a note payable with its majority stockholder due January 1, 1999 with maximum availability of $1,000,000. Interest is payable monthly at the prime rate published by the Wall Street Journal. The note is subordinate to bank debt. Interest expense on this line of credit was approximately $85,000, $49,000, and $71,000 for the years ending December 31, 1997, 1996 and 1995, respectively.

     As of December 31, 1997, future principal payments on long-term debt were as follows:


       Year

1998                                           $   378,542
1999                                             1,447,119
2000                                               381,014
2001                                               249,272
2002                                               272,656
Thereafter                                         222,696
                                              ------------
                                               $ 2,951,299
                                              ============


4.    LEASE COMMITMENTS

      The Company conducts a significant portion of its operations from office space rented under various operating leases. The following is a schedule of future minimum rental payments applicable to non-cancelable operating leases in effect as of December 31, 1997:


1998                                           $   806,000
1999                                               820,000
2000                                               794,000
2001                                               729,000
2002                                               462,000
Thereafter                                       1,633,000
                                               -----------
                                               $ 5,244,000
                                               ===========


      Rent expense for the years ended December 31, 1997, 1996 and 1995 was $523,948, $185,659 and $112,438, respectively.

5.    INCOME TAXES

      Effective January 1, 1996, the Company revoked its election to be taxed as an S Corporation and became a C Corporation. As a C Corporation, income tax expense is reported by the Company. In connection with the election the Company recorded income tax expense of $275,000 to reflect the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Prior to the revocation of the election, income was taxed directly to the Company's shareholders.

      The components of income tax expense for the years ended December 31, 1997 and 1996 are as follows:


                                                       1997               1996

Current                                            $ 159,400          $ 575,000
C Corporation election                                                  275,000
Deferred                                            (140,000)           (25,000)
Federal tax credits                                   (8,400)
                                                   ---------          ---------

Total                                              $  11,000          $ 825,000
                                                   =========          =========



      Proforma net income and earnings per share for 1995, assuming the Company was a C Corporation, is approximated as follows:


      Net income, as reported                                       $ 299,683
      Tax effect, assuming C Corporation                             (120,000)
                                                                    ----------

      Net income, as if a C Corporation                             $ 179,683
                                                                    =========


      Average number of shares outstanding                             50,000
                                                                    ---------
      Earnings per share, C Corporation                             $    3.59
                                                                    =========



      A reconciliation of the Company's income tax expense at the effective tax rate compared to the income tax expense at the statutory federal tax rate is as follows for the years ended December 31,1997 and 1996:


                                                         1997            1996

Income taxes at statutory federal rate                $   8,700       $ 507,500
State taxes, net of federal benefit                       7,400          59,300
C Corporation election                                                  279,100
Federal tax credits                                      (7,100)        (20,900)
Other                                                     2,000
                                                      ---------       ---------

Total                                                 $  11,000       $ 825,000
                                                      =========       =========



      The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The income tax effects of these temporary differences representing significant portion of deferred tax assets and deferred tax liabilities are as follows as of December 31, 1997 and 1996:


                                                          1997            1996

Change in tax methods from cash to accrual             $ 220,000      $ 295,000
Intangible assets                                         85,000         60,000
Allowance for doubtful accounts                          (60,000)       (40,000)
Accrued liabilities                                     (125,000)       (55,000)
                                                       ---------      ---------

Deferred income taxes, net                             $ 120,000      $ 260,000
                                                       =========      =========



6.    EMPLOYEE BENEFIT PLAN

      The Company provides a 401(k) defined contribution retirement plan for employees with more than one year of service. The Company matches 25% of the first 4% of elective employee contributions. The Company may also make additional discretionary contributions to the plan on behalf of all employees as approved by the Company's Board of Directors. The Company's matching contribution was $15,506, $14,172 and $6,977 for the years ended December 31, 1997, 1996 and 1995, respectively, and no discretionary match was provided by the Company for the years ended December 31, 1997, 1996 and 1995.

7.    COMMON STOCK OPTIONS

      During 1997 the Company granted common stock options to certain key employees and certain members of the Board of Directors under individual agreements. Common stock options are granted by the Company's Board of Directors for issuance at a value that is at least the fair market value of the common stock as determined as of the date of grant. The Company applies APB 25 and related interpretations in accounting for its common stock options. Had compensation cost for the Company's common stock options been determined based on the minimum value of the options at the date of grant consistent with FASB No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been as follows for the year ended December 31, 1997:


                                                                     Earnings
                                               Net Income         Per Share

As reported                                    $14,460              $   0.29
                                               =======              ========
Pro forma                                      $ 4,341              $   0.09
                                               =======              ========


      A summary of the Company's outstanding common stock options as of December 31, 1997 is presented below:


                                     Exercise
            Options                   Price        Expiration Date

              608                    $ 982         June 30, 2007

      Vesting on the 608 common stock options occurs 20% each on July 1, 1998, 1999, 2000, 2001 and 2002, subject to the Company consummating an initial public offering (IPO). The options become fully vested in the event of a change in control.

      A summary of the activity regarding the Company's outstanding options as of December 31, 1997 is presented below:

                                                            1997
                                                --------------------------
                                                             Weighted
                                                              Average
                                                  Shares    Exercise Price
Options outstanding at beginning of year            --          --
Options granted                                     608        $982
                                                   ----        ----
Options outstanding at end of year                  608        $982
                                                   ====        ====
Minimum value of options
  granted during the year                                     $277
                                                              ====


       The minimum value of the options granted during 1997 was estimated on the date of grant using the Black-Scholes options-pricing model with the following assumptions: risk-free interest rate of 6.75%, expected life of five years, expected volatility of 0% and an expected dividend yield of 0%. As of December 31, 1997, 6,525 shares of common stock under the Company's stock option plan are available for future grant.

8.    COMMITMENTS AND CONTINGENCIES

      In the normal course of business, the Company is periodically involved in legal proceedings. Management is of the opinion, after review with legal counsel, that there are no such actions as of December 31, 1997 that will have a material effect upon the Company's financial statements.

      During 1997 the Company ceased its relationship with a licensor of computer training services and related operational support. Amounts paid to licensor during 1997 approximated $100,000. In January 1998 the licensor named the Company as a defendant in a federal court action. The Company has filed a motion to dismiss any and all litigation matters, and intends to vigorously defend this matter. The Company has accrued approximately $100,000 of legal costs as of December 31, 1997 relating to this contingency. In the event of an unfavorable outcome, management estimates the range of loss for this matter could be a nominal amount up to $600,000.

9.    NEW PERSONNEL PLACEMENT OFFICES AND COMPUTER TRAINING DIVISION

      Included in the 1997 operating income are operating losses of $638,426 relating to the opening of four new personnel placement offices in Houston, Phoenix, Denver and San Antonio. In addition, operating losses totaling $816,703, as included in 1997 operating income, were incurred in connection with the opening of fourteen computer training schools.

10.   SUBSEQUENT EVENTS

      On February 28, 1998 the Company purchased certain assets and the related business, and assumed certain liabilities of Academy Training & Placement, a Chicago, Illinois based staffing company. The acquisition cost of approximately $1,000,000 was primarily financed with a term note. The acquisition will be accounted for pursuant to the purchase method of accounting and the results of operations of the acquired business will be included in those of the Company effective March 1, 1998. Goodwill resulting from the acquisition will be amortized on a straight-line basis over 40 years. An escrow of $200,000 was placed with a bank and will be paid over a one year period subject to certain contingencies.

      On April 30, 1998 the Company purchased certain assets and the related business, excluding all liabilities, of PN Financial Recruiting, a San Francisco, California based staffing company. The acquisition cost of approximately $2,300,000 was primarily financed with a bank term note and a note payable to the seller. The acquisition will be accounted for pursuant to the purchase method of accounting and the results of operations of the acquired business will be included in those of the Company effective May 1, 1998. Goodwill resulting from the acquisition will be amortized on a straight-line basis over 40 years.

                                  * * * * * *

                               STAFFING EDGE, INC.

                             CONDENSED BALANCE SHEET
                                   (Unaudited)
                                  JUNE 30, 1998


                                             ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                       $     27,770
     Accounts receivable, net                                           3,517,124
     Prepaid expenses and other assets                                    229,718
     Deferred income taxes                                                115,000
                                                                     ------------

              Total current assets                                      3,889,612
                                                                     ------------
EQUIPMENT                                                               1,714,751
     Accumulated depreciation                                            (678,808)
                                                                     ------------
              Equipment, net                                            1,035,943
                                                                     ------------
OTHER ASSETS                                                               73,472
                                                                     ------------
INTANGIBLE ASSETS, net                                                  5,061,103
                                                                     ------------
                                                                     $ 10,060,130
                                                                     ============
                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                $    516,765
     Accrued payroll and related costs                                    873,565
     Other accrued expenses                                               246,086
     Deferred revenue                                                     316,389
     Current maturities of long-term debt                               3,018,762
                                                                     ------------

              Total current liabilities                                 4,971,567
                                                                     ------------
DEFERRED INCOME TAXES                                                     235,000
                                                                     ------------
LONG-TERM DEBT                                                          4,035,605
                                                                     ------------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value - 500,000 shares authorized,
       none issued and outstanding                                           --
     Common stock, $.01 par value - 500,000 shares authorized
       51,801 shares issued and outstanding                                   518
     Additional paid in capital                                           103,940
     Retained earnings                                                    713,500
                                                                     ------------

              Total stockholders' equity                                  817,958
                                                                     ------------
                                                                     $ 10,060,130
                                                                     ============

         The accompanying notes are an integral part of this statement.

                               STAFFING EDGE, INC.


                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)


                                                            For the Six Months Ended
                                                                     June 30
                                                       ----------------------------------
                                                             1998              1997
                                                       ----------------  ----------------
SERVICE REVENUE                                        $     14,260,506  $      9,780,689

COST OF SERVICES                                              7,707,603         5,417,767
                                                       ----------------  ----------------

              Gross margin                                    6,552,903         4,362,922
                                                       ----------------  ----------------

OPERATING EXPENSES:

     Selling, general, and administrative                     6,170,033         3,598,147

     Depreciation and amortization                              169,630           118,085
                                                       ----------------  ----------------

              Total operating expenses                        6,339,663         3,716,232
                                                       ----------------  ----------------

OPERATING INCOME                                                213,240           646,690

INTEREST EXPENSE                                                226,857           109,265
                                                       ----------------  ----------------

INCOME (LOSS) BEFORE INCOME TAXES                               (13,617)          537,425

INCOME TAX (BENEFIT) EXPENSE                                     (5,500)          216,000
                                                       ----------------  ----------------

NET INCOME (LOSS)                                      $         (8,117) $        321,425
                                                       ================  ================

       The accompanying notes are an integral part of these statements.

                               STAFFING EDGE, INC.


                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                      For the Six Months Ended
                                                                                              June 30
                                                                                ----------------------------------
                                                                                      1998              1997
                                                                                ----------------  ----------------
NET CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                           $         (8,117) $        321,425
    Depreciation and amortization                                                        317,715           141,675
    Net change in, net of businesses acquired:
       Accounts receivable                                                              (998,814)         (690,424)
       Prepaid expenses and other assets                                                 (15,719)          (93,834)
       Income taxes receivable                                                           266,134            85,000
       Accounts payable                                                                 (187,025)         (317,608)
       Accrued expenses                                                                  222,735            33,580
       Deferred revenue                                                                  173,522           154,659
                                                                                ----------------  ----------------

              Net cash flows used in operating activities                               (229,569)         (365,527)
                                                                                ----------------  ----------------

NET CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                                               (241,115)         (239,962)
    Purchase of Academy Placement and Training                                          (836,344)              --
    Purchase of PN Financial Recruiting                                               (2,305,649)              --
                                                                                ----------------  ---------------

              Net cash flows used in investing activities                             (3,383,108)         (239,962)
                                                                                ----------------  ----------------

NET CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long-term debt                                                          (296,932)          (76,811)
    Proceeds from long-term debt                                                       3,500,000           400,000
    Net changes in line of credit                                                        400,000            62,302
    Issuance of common stock                                                              19,992               --
                                                                                ----------------  ---------------

              Net cash flows provided by financing activities                          3,623,060           385,491
                                                                                ----------------  ----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                   10,383          (219,998)

CASH AND CASH EQUIVALENTS,
    BEGINNING OF THE PERIOD                                                               17,387           229,753
                                                                                ----------------  ----------------

CASH AND CASH EQUIVALENTS,
    END OF THE PERIOD                                                           $         27,770  $          9,755
                                                                                ================  ================

SUPPLEMENTAL INFORMATION Cash paid for:
       Interest                                                                 $        216,857  $        118,558
                                                                                ================  ================
       Income taxes                                                             $         18,765  $        415,864
                                                                                ================  ================

       The accompanying notes are an integral part of these statements.

                               STAFFING EDGE, INC.


                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




1.       COMPANY BACKGROUND:
         -------------------

Staffing Edge, Inc. (the "Company") provides temporary and permanent personnel placement services in the fields of accounting, banking, insurance, legal, engineering, office administration, sales and information technology. The Company operates offices serving the Dallas/Ft Worth, Kansas City, Des Moines, Houston, Phoenix, Denver, San Antonio, Chicago, and San Francisco metropolitan markets. During 1997, the Company opened a computer training division. The division opened learning centers in each city it has personnel placement offices. The learning centers are dedicated to helping individuals and corporations develop or enhance personal computer skills.

2.       BASIS OF PRESENTATION:
         ----------------------

The accompanying financial statements are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations. The Company believes that the financial statements include all adjustments of a normal and recurring nature necessary to present fairly the results of operations, financial position and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 and 1998 are not necessarily indicative of the results to be expected for the full year.

3.       DEBT:
         -----
                                                                  June 30,
                                                                    1998
                                                              --------------

             Term loans                                       $   6,054,367
             Note Payable to majority stockholder                 1,000,000
             Less- Current portion                               (3,018,762)
                                                              --------------

                                                              $   4,035,605
                                                              --------------

The term loans are cross collateralized by substantially all the assets of the Company. The loan agreements contain certain covenants, all which are complied with by the Company as of June 30, 1998.

The term loans with the bank are personally guaranteed by the majority stockholder of the Company.

The note payable to its majority stockholder is due January 1, 1999 with maximum availability of $1,000,000. Interest is payable monthly at the prime rate published by the Wall Street Journal. The note is subordinate to bank debt.

As described in Note 7 below, in August 1998, the Company was acquired by ACSYS, Inc. ("ACSYS"). All debt then outstanding was paid off as part of the acquisition.

4.       ACQUISITIONS:
         -------------

On February 28, 1998, the Company purchased certain assets and the related business, and assumed certain liabilities of Academy Training & Placement, a Chicago, Illinois based staffing company. The acquisition cost of approximately $1,050,000 was financed primarily with a term note. The acquisition will be accounted for pursuant to the purchase method of accounting and the results of operations of the acquired business will be included in those of the Company effective March 1, 1998. Goodwill resulting from the acquisition will be amortized on a straight-line basis over 40 years. An escrow of $200,000 was placed with a bank and will be paid over a one year period subject to certain contingencies.

On April 30, 1998, the Company purchased certain assets and the related business, excluding all liabilities, of PN Financial Recruiting, a San Francisco, California based staffing company. The acquisition cost of approximately $2,300,000 was financed primarily with a bank term note and a note payable to the seller. The acquisition will be accounted for pursuant to the purchase method of accounting and the results of operations of the acquired business will be included in those of the Company effective May 1, 1998.
Goodwill resulting from the acquisition will be amortized on a straight-line basis over 40 years.

5.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

In the normal course of business, the Company is periodically involved in legal proceedings. Management is of the opinion, after review with legal counsel, that there are no such actions as of June 30, 1998 that will have a material effect upon the Company's financial statements.

During 1997 the Company ceased its relationship with a licensor of computer training services and related operational support. Amounts paid to the licensor during 1997 approximated $100,000. In January 1998 the licensor named the Company as a defendant in a federal court action. The Company filed a motion to dismiss any and all litigation matters. The Company accrued approximately $100,000 of legal costs as of December 31, 1997 relating to this contingency. In July 1998, the Company determined it was probable that the dispute would be settled and recorded a $380,000 accrual for the estimated settlement amount. The settlement amount was paid to the licensor in September 1998. Since that time, the licensor has asserted that the Company has not satisfied all of the terms of the settlement and has asked the Court to require the Company to do so. The Company believes it has satisfied the terms of the settlement. Due to the uncertainty inherent in litigation, the Company cannot predict whether the Court will order the Company to take additional steps under the settlement.

6.       RECENT ACCOUNTING PRONOUNCEMENTS
         --------------------------------

In June 1997 the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income " ("SFAS No. 130"). This statement requires that items that are components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 became effective for fiscal years beginning after December 31, 1997 and is now currently being applied by the Company. SFAS No. 130 requires comparative financial statements provided for earlier periods to be reclassified to reflect application of the provisions of this new standard. The Company has determined that for the six months ended June 30, 1998 and 1997, no items meeting the definition of comprehensive income as specified in SFAS No. 130 existed in the financial statements. As a result, no disclosure is necessary to comply with the SFAS No. 130.

In June 1997, the FASB issued Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 131. The Company is, therefore, unable to disclose the impact that adopting SFAS No. 131 will have on its financial position and results of operations when such statement is adopted.

7.       SALE OF BUSINESS:
         -----------------

On August 4, 1998, an agreement and plan of merger was entered into among ACSYS, the Company and the stockholders of the Company, whereby ACSYS purchased all of the outstanding stock of the Company. The stockholders of the Company received $22,510,000 of cash and 81,766 shares of ACSYS common stock valued at approximately $838,000. In addition, ACSYS paid off outstanding debt, paid accrued interest on the debt and certain prepayment penalties totaling $7,037,000.

                                   ACSYS, INC.


                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION
                                   (Unaudited)



Initial Public Offering:
------------------------

ACSYS, Inc. (the "Company") was formed on March 10, 1997. In February 1998, the Company sold 2,842,500 shares of Common stock in an initial public offering, resulting in net proceeds of approximately $20.2 million (the "Offering"). Since its formation, the Company has acquired several professional staffing firms, as described below:

Pooling of Interests Acquisitions
---------------------------------

On May 16, 1997, the Company acquired all of the issued and outstanding Common Stock of Infinity Enterprises, Inc.; David C. Cooper & Associates, Inc.; DCCA Professional Temporaries, Inc.; and EKT, Inc. in exchange for shares of the Company's Common Stock. The Company also acquired all of the issued and outstanding Common Stock of Cama of Tampa, Inc. (Cama), Rylan Forbes Consulting Group, Inc. ("Rylan Forbes"), AcSys Resources, Inc. ("AcSys Resources") and ICON Search and Consulting, Inc. ("ICON") on May 19, 1997, July 25, 1997, September 3, 1997 and May 22, 1998, respectively, in the same manner. The above acquisitions have been accounted for under the pooling of interests method of accounting. The historical financial statements of the Company have been restated to include the accounts and operating results of the acquired companies for all dates and periods prior to the combinations, except for Cama, which is reflected only from the date of its formation of January 1, 1996.

Purchase Acquisitions
---------------------

Prior to the acquisition of AcSys Resources by the Company, AcSys Resources acquired C.P.A. Staffing, Inc., C.P.A. Search, Inc. and Career Placement Associates, Inc. (together, "C.P.A. Staffing") on August 12, 1997. The Company also acquired TGS Resources Group, Inc. ("TGS"), KPD Systems, Inc. ("KPD") and Staffing Edge, Inc. ("Staffing Edge") on March 31, 1998, July 1, 1998 and August 4, 1998, respectively. The above acquisitions were accounted for under the purchase method of accounting and the financial results of these acquisitions are reflected in the historical financial statements of the Company from their respective dates of acquisition.

Pro Forma Presentation
----------------------

The pro forma balance sheet gives effect to the acquisitions of KPD and Staffing Edge as if they had occurred on June 30, 1998. The pro forma statements of operations give effect to the acquisitions of C.P.A. Staffing, TGS, KPD and Staffing Edge and the Offering as if they had occurred on January 1, 1997. See Notes to Pro Forma Combined Financial Statements.

The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this 8-K/A.

                                   ACSYS, INC.


                        PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 1998
                                   (Unaudited)


                                                                           Historical
                                                          ---------------------------------------
                                                                                                       Pro Forma
                                                              ACSYS    Staffing Edge      KPD         Adjustments     Pro Forma
                                                          ----------- --------------- -----------   ---------------  -----------
                                                            (Note 1)         (Notes 1 and 2)            (Note 3)
                                                                      ---------------------------
                          ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                             $ 3,523,486     $    27,770   $  45,279     $  (3,523,486)   $   73,049
    Accounts receivable, net                               16,287,815       3,517,124     377,998               --     20,182,937
    Prepaid expenses and other                              1,322,912         229,718       2,620          (106,000)    1,449,250
    Deferred income taxes                                         --          115,000         --           (115,000)          --
                                                          ----------- --------------- -----------   ---------------  -----------

              Total current assets                         21,134,213       3,889,612     425,897        (3,744,486)   21,705,236

PROPERTY AND EQUIPMENT, net                                 3,181,991       1,035,943       3,704          (412,000)    3,809,638

GOODWILL AND OTHER INTANGIBLE ASSETS, net                  17,634,819       5,061,103         --         31,634,257    54,330,179

OTHER ASSETS                                                  125,352          73,472         --                --        198,824
                                                          ----------- --------------- -----------   ---------------   -----------

                                                          $42,076,375     $10,060,130   $ 429,601     $  27,477,771   $80,043,877
                                                          ===========     ===========   =========     =============   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Bank overdrafts                                       $   725,885     $       --    $     --      $         --     $  725,885
    Current portion of long-term debt                          44,772       3,018,762         --          1,875,119     4,938,653
    Accounts payable                                        1,457,628         516,765         861               --      1,975,254
    Accrued liabilities                                     6,028,012       1,436,040     115,244         4,010,000    11,589,296
    Deferred income taxes                                     402,279             --          --           (115,000)      287,279
                                                          ----------- --------------- -----------   ---------------  ------------

              Total current liabilities                     8,658,576       4,971,567     116,105         5,770,119    19,516,367
                                                          ----------- --------------- -----------   ---------------  ------------

LONG-TERM DEBT                                                650,308       4,035,605         --         20,964,395    25,650,308
                                                          ----------- --------------- -----------   ---------------  ------------

DEFERRED INCOME TAXES                                       2,436,478         235,000         --                --      2,671,478
                                                          ----------- --------------- -----------   ---------------  ------------

OTHER LONG-TERM LIABILITIES                                   401,776             --          --                --        401,776
                                                          ----------- --------------- -----------   ---------------  ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, no par value, 5,000,000 shares
      authorized, no shares issued or outstanding                --               --           --               --            --

    Common stock, no par value, 45,000,000 shares
      authorized, 14,253,467 shares issued and
      outstanding (actual) and 14,412,737 (pro forma)      27,613,799             518       1,000         1,873,193    29,488,510
    Additional paid-in capital                                    --          103,940         --           (103,940)          --
    Retained earnings                                       2,315,438         713,500     312,496        (1,025,996)    2,315,438
                                                          ----------- --------------- -----------   ---------------  ------------

              Total shareholders' equity                   29,929,237         817,958     313,496           743,257    31,803,948
                                                          ----------- --------------- -----------   ---------------  ------------

                                                          $42,076,375     $10,060,130   $ 429,601     $  27,477,771   $80,043,877
                                                          ===========     ===========   =========     =============   ===========

         The accompanying notes are an integral part of this statement.

                                   ACSYS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                                   (Unaudited)

                                                               Historical
                                   ----------- -----------  ---------------  ------  ------------  ----------------    -----------
                                                  C.P.A.                                              Pro Forma
                                       ACSYS     Staffing    Staffing Edge    TGS        KPD         Adjustments        Pro Forma
                                   ----------- -----------  ---------------  -------  -----------  ----------------    -----------

                                     (Note 1)                     (Notes 1 and 2)                         (Note 4)
                                               -----------------------------------------------------
SERVICE REVENUES:
   Temporary staffing              $60,057,487 $ 4,015,890  $ 16,872,094  $1,083,954    $2,579,494  $      --           $84,608,919
   Permanent placement              18,070,729     540,620     3,937,170     496,199       151,000         --            23,195,718
   Other                                   --          --        502,236         --            --     (502,236) (m)             --
                                   ----------- -----------  ------------  ----------   -----------  ----------          ----------
           Total service revenues   78,128,216   4,556,510    21,311,500   1,580,153     2,730,494    (502,236)         107,804,637


DIRECT COST OF SERVICES, consisting
   of payroll, payroll taxes and
   insurance costs for temporary
   employees                        42,582,703   2,832,357    11,344,050     663,574     1,672,454         --            59,095,138

OTHER COST OF SERVICES                     --          --        494,647         --            --     (494,647) (m)             --
                                   ----------- -----------  ------------  ----------   -----------  ----------          ----------
           Gross profit             35,545,513   1,724,153     9,472,803     916,579     1,058,040      (7,589)          48,709,499


SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES          29,979,282   1,679,590     8,920,616     725,535     1,040,154  (3,742,122)(g)(k)(m) 38,603,055

COMBINATION EXPENSES                 1,797,334         --            --          --            --   (1,797,334)(h)              --

AMORTIZATION AND
   DEPRECIATION                        715,261      20,995       274,138       6,919         4,335   1,088,007 (j)        2,109,655

SEVERANCE AND FRANCHISE
   TERMINATION COSTS                   682,000         --            --          --            --          --               682,000
                                   ----------- -----------  ------------  ----------   -----------  ----------          -----------

           Operating income          2,371,636      23,568       278,049     184,125        13,551   4,443,860            7,314,789

OTHER INCOME (EXPENSE):
    Interest income                     43,929         --            --          --            --          --                43,929
    Interest expense                  (866,457)        --       (252,589)     (1,370)          --     (837,086)(l)       (1,957,502)
    Other                               34,709         --            --          --            --          --                34,709
                                    ----------- -----------  ------------  ----------   -----------  ----------         -----------

INCOME BEFORE INCOME TAXES           1,583,817      23,568        25,460     182,755        13,551   3,606,774            5,435,925

           Income taxes                437,529         --         11,000         --            --    1,943,278 (i)        2,391,807
                                   ----------- -----------  ------------  ----------   -----------  ----------          -----------
NET INCOME                         $ 1,146,288 $    23,568  $     14,460  $  182,755     $  13,551  $1,663,496          $ 3,044,118
                                   =========== ===========  ============  ==========     =========  ==========          ===========

PRO FORMA BASIC AND DILUTED NET                                                                                         $      0.21
                                                                                                                        ===========
   INCOME PER SHARE

WEIGHTED  AVERAGE  SHARES USED
IN COMPUTING PRO FORMA BASIC NET
INCOME PER SHARE
(Note 5)
                                                                                                                         14,385,417
                                                                                                                         ==========
WEIGHTED AVERAGE SHARES USED
IN COMPUTING PRO FORMA DILUTED
NET INCOME PER SHARE
(Note 5)
                                                                                                                         14,489,263
                                                                                                                         ==========

         The accompanying notes are an integral part of this statement.

                                   ACSYS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998
                                   (Unaudited)


                                                             Historical
                                     ----------------------------------------------------------------------------------------
                                                                                                   Pro Forma
                                         ACSYS       Staffing Edge      TGS              KPD      Adjustments        Pro Forma
                                     -----------   -----------------  ----------  ------------- ---------------    -----------
                                        (Note 1)                (Notes 1 and 2)                   (Note 4)
                                                   --------------------------------------------
SERVICE REVENUES:
   Temporary staffing                $ 40,039,644  $ 10,548,518   $    343,755    $  1,976,234  $        --        $52,908,151
   Permanent placement                 11,757,189     2,941,870        208,209          85,000           --         14,992,268
   Other                                      --        770,118            --              --       (770,118)(m)           --
                                     ------------  ------------   ------------    ------------  ------------       -----------
           Total service revenues      51,796,833    14,260,506        551,964       2,061,234      (770,118)       67,900,419
DIRECT COST OF SERVICES,
   consisting of payroll, payroll
   taxes
   and insurance costs for temporary   28,053,396     7,000,816        236,913       1,077,660           --         36,368,785
   employees
OTHER COST OF SERVICES                        --        706,787            --              --       (706,787)(m)            --
                                     ------------  ------------   ------------    ------------  ------------       -----------
           Gross profit                23,743,437     6,552,903        315,051         983,574       (63,331)       31,531,634
SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES             20,534,411     6,170,033        166,798         575,912    (2,293,618)(g)(m) 25,153,536
COMBINATION EXPENSES                    1,730,000           --             --              --     (1,730,000)(h)           --
AMORTIZATION AND
   DEPRECIATION                           556,868       169,630          2,799           2,000       449,006 (j)     1,180,303
SEVERANCE AND FRANCHISE
   TERMINATION COSTS                      650,000           --             --              --            --            650,000
                                     ------------  ------------   ------------    ------------  ------------      ------------
           Operating income               272,158       213,240        145,454         405,662     3,511,281         4,547,795
OTHER INCOME (EXPENSE):
    Interest income                       123,306           --             --              --            --            123,306
    Interest expense                     (188,579)     (226,857)           --              --       (828,974)(l)    (1,244,410)
    Other                                   1,119           --             --              --            --              1,119
                                     ------------  ------------   ------------    ------------  ------------      ------------
INCOME (LOSS) BEFORE
   INCOME TAXES                           208,004       (13,617)       145,454         405,662     2,682,307         3,427,810
           Income taxes                 3,684,144        (5,500)           --              --     (2,170,408)(i)     1,508,236
                                     ------------  ------------   ------------    ------------  ------------      ------------
NET INCOME (LOSS)                    $ (3,476,140) $     (8,117)  $    145,454    $    405,662  $  4,852,715      $  1,919,574
                                     ============  ============   ============    ============  ============      ============

PRO FORMA BASIC AND DILUTED NET
   INCOME PER SHARE                                                                                                $      0.13
                                                                                                                   ===========
WEIGHTED AVERAGE SHARES USED
   IN COMPUTING PRO FORMA
   BASIC NET INCOME PER SHARE
(Note 5)                                                                                                            14,439,952
                                                                                                                   ===========
WEIGHTED AVERAGE SHARES USED
   IN COMPUTING PRO FORMA
   DILUTED NET INCOME PER SHARE
   (Note 5)                                                                                                         15,034,797
                                                                                                                   ===========

         The accompanying notes are an integral part of this statement.

                                   ACSYS, INC.


                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                ------------------------------------------------
                                   (Unaudited)


1.   GENERAL:
     --------

The accompanying pro forma information presents the pro forma financial position of the Company as of June 30, 1998 and the pro forma results of operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

The historical financial statements of the Company, KPD and Staffing Edge were derived from the historical statements of operations for each company for the year ended December 31, 1997 and the six months ended June 30, 1998 and the historical balance sheet for each company as of June 30, 1998.

The historical statement of operations of C.P.A. Staffing was derived from the historical statement of operations of C.P.A. Staffing for the period from January 1, 1997 through the date of its acquisition by the Company on August 12, 1997. The historical statements of operations of TGS were derived from the historical statement of operations of TGS for the year ended December 31, 1997 and for the period from January 1, 1998 through the date of its acquisition by the Company on March 31, 1998.

2.   ACQUISITIONS:
     -------------
Prior to the acquisition of AcSys Resources by the Company, AcSys Resources acquired all the outstanding stock of C.P.A. Staffing on August 12, 1997. The acquisition was accounted for under the purchase method of accounting. The total purchase price was approximately $9,700,000 and consisted of cash of $1,900,000, 1,219,274 shares of Common Stock with a fair market value of $7,700,000 and transaction costs of $144,000. The purchase price was allocated to the assets acquired and liabilities assumed. The $8,600,000 excess of the purchase price over estimated fair value of the net assets acquired was recorded as goodwill.

On March 31, 1998 and July 1, 1998, the Company acquired all of the outstanding stock of TGS and KPD, respectively. The Company has accounted for these acquisitions under the purchase method of accounting. The combined purchase price of TGS and KPD was approximately $7.1 million, which consisted of cash of $4.8 million, 147,571 shares of common stock with a fair market value of $2.2 million, and transaction costs of $75,000. The purchase price was allocated to the assets acquired and liabilities assumed. The $6,644,000 excess of the purchase price over the estimated fair value of net assets acquired was recorded as goodwill.

                                   ACSYS, INC.

          -------------------------------------------------------------
                                   (Unaudited)


On August 4, 1998, the Company acquired all of the outstanding stock of Staffing Edge. The acquisition was accounted for under the purchase method of accounting. The total purchase price was approximately $25.3 million and consisted of cash of $22,510,000, 81,766 shares of common stock with a fair market value of $838,000 and transaction costs of $1,918,000. The purchase price was allocated to the assets acquired and liabilities assumed. The $31.8 million excess of the purchase price over the estimated fair value of the net assets acquired was allocated to goodwill. In addition, the stockholders of Staffing Edge can receive up to $7.5 million in additional purchase price based on a multiple of revenues in excess of certain thresholds over a two-year period. The pro forma financial statements do not reflect the additional purchase price under the earnout provisions as the amount of the additional purchase price, if any, is not determinable until the earnout period has been completed. Based on Staffing Edge revenues for the year ended December 31, 1997 and the six months ended June 30, 1998, there would have been no additional purchase price paid by the Company under the earnout provisions.

Staffing  Edge  began  providing   computer  training  services  (the  "Training
Business") in the fourth quarter of 1997. In connection with the acquisition, the Company has formulated a plan to exit the Training Business. The Company has accrued costs to exit the Training Business in accordance with EITF Issue 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. These costs include severance, lease terminations and other contractual obligations of the Training Business which provide no future economic benefit to the Company. In addition, the Company has accrued severance costs for other employees of Staffing Edge to be terminated in connection with the acquisition. Total costs accrued for exiting the Training Business and severance costs were $2.0 million. As part of its allocation of purchase price, the Company has assigned no value to fixed assets and certain other assets used in the Training Division.

                                   ACSYS, INC.

          -------------------------------------------------------------
                                   (Unaudited)


3. ADJUSTMENTS TO PRO FORMA COMBINED BALANCE SHEET:

The following table summarizes the pro forma adjustments to the balance sheet as of June 30, 1998:


                                                                         Pro Forma Adjustments

                                         (a)         (b)           (c)           (d)           (e)           (f)          Total
                                   ------------  ----------    ----------    ----------    ----------    ----------    --------
                 ASSETS

CURRENT ASSETS:

Cash and cash equivalents          $ (3,523,486) $       --    $       --    $       --    $        --   $             $ (3,523,486)

Prepaid expenses and other                  --           --            --            --        (106,000)         --        (106,000)

Deferred income taxes                       --           --            --            --             --      (115,000)      (115,000)

                                   ------------  -----------   -----------   -----------   ------------  -----------   ------------
       Total current assets          (3,523,486)         --            --            --        (106,000)    (115,000)    (3,744,486)


PROPERTY AND EQUIPMENT, net                 --           --            --            --        (412,000)         --        (412,000)

GOODWILL AND OTHER INTANGIBLE
ASSETS, net                                 --           --            --            --      31,634,257                  31,634,257
                                   ------------  -----------   -----------   -----------   ------------  -----------   ------------

       Total assets                $ (3,523,486) $       --    $       --    $       --    $ 31,116,257  $  (115,000)  $ 27,477,771
                                   ============  ===========   ===========   ===========   ============  ===========   ============

      LIABILITIES AND
   SHAREHOLDERS' EQUITY
   --------------------

CURRENT LIABILITIES:

Current portion of long-term debt  $        --   $       --    $       --    $ 1,875,119   $        --    $      --    $  1,875,119
Accrued liabilities                         --           --      4,010,000           --             --           --       4,010,000
Deferred income taxes                       --           --            --            --             --      (115,000)      (115,000)

                                   ------------  -----------   -----------   -----------   ------------  -----------   ------------

       Total current liabilities            --           --      4,010,000     1,875,119            --      (115,000)     5,770,119

LONG-TERM DEBT                       22,839,514          --            --     (1,875,119)           --           --      20,964,395
                                   ============  ===========   ===========   ===========   ============  ===========   ============

SHAREHOLDERS' EQUITY:
Common stock                                --     1,874,711           --            --          (1,518)         --       1,873,193
Additional paid-in capital                  --           --            --            --        (103,940)         --        (103,940)

Retained earnings                           --           --            --            --      (1,025,996)         --      (1,025,996)

                                   ------------  -----------   -----------   -----------   ------------  -----------   ------------


       Total shareholders' equity           --     1,874,711           --            --      (1,131,454)         --         743,257
                                   ============  ===========   ===========   ===========   ============  ===========   ============

       Total liabilities and
         shareholders' equity      $ 22,839,514  $ 1,874,711   $ 4,010,000   $       --    $ (1,131,454) $  (115,000)  $ 27,477,771
                                   ============  ===========   ===========   ===========   ============  ============  ============

                                   ACSYS, INC.

          -------------------------------------------------------------
                                   (Unaudited)


Pro Forma Adjustments:
----------------------

(a) Reflects that portion of the purchase price paid in cash for KPD and Staffing Edge in the amount of $3,853,000 and $22,510,000, respectively, partially funded by the Company's credit facility.

(b) Reflects that portion of the purchase price paid in stock for KPD and Staffing Edge in the amount of $1,036,609 and $838,102, respectively.

(c) Reflects accruals for estimated transaction costs of $50,000 for KPD and $1,918,000 for Staffing Edge and $2,042,000 in severance costs and contractual obligations of the Training Business (see Note 2 of the Notes to the Pro Forma Combined Financial Statements).
(d) Reflects the use of the Company's credit facility to pay off outstanding borrowings of Staffing Edge of which $1,875,119 was financed with current debt.
(e) Reflects the allocation of the KPD and Staffing Edge purchase price to the estimated fair market value of net assets acquired and the elimination of their respective shareholders' equity accounts.
(f) Reflects the reclassification of deferred income taxes of Staffing Edge to conform with the Acsys Inc. presentation.

4.       ADJUSTMENTS TO THE PRO FORMA
       COMBINED STATEMENTS OF OPERATIONS:
       ----------------------------------
The following represents the pro forma adjustments to the Combined Statements of
Operations:

(g) Reflects an adjustment of $2,327,808 and $1,605,099 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, to officer and employee compensation based on employment agreements entered into upon the closing of the acquisitions. This adjustment does not reflect discretionary bonuses which may be paid to these individuals.

(h)  Reflects the elimination of the combination expenses.

(i) Reflects the provision for income taxes as if the Company was a C corporation during the periods presented.

(j) Reflects the amortization expense for the goodwill recorded in connection with the acquisitions of C.P.A. Staffing, TGS, KPD and Staffing Edge. The goodwill is being amortized on a straight-line basis over an estimated life of 40 years.

(k) Reflects the elimination of the non-recurring, non-cash charge of $702,465 related to the acquisition of C.P.A. Staffing.

(l) Reflects an adjustment to record additional interest expense for cash used and borrowings incurred in connection with the acquisitions of C.P.A. Staffing, TGS, KPD and Staffing Edge and the elimination of interest expense resulting from the reduction of debt utilizing a portion of the net proceeds of the Offering.

                                   ACSYS, INC.

          -------------------------------------------------------------
                                   (Unaudited)


(m) Reflects an adjustment to eliminate the Training Business. The adjustment to service revenues, cost of services, and selling, general and administrative expenses for the year ended December 31, 1997 was $502,236, $494,647, and $711,849, respectively and for the six months ended June 30, 1998 was $770,118, $706,787, and $688,519, respectively.

5. SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE:

The shares used in computing pro forma net income per share are as follows:


                                                                                Year Ended         Six Months Ended
                                                                            December 31, 1997        June 30, 1998
                                                                          --------------------  --------------------
     Average outstanding shares of Common stock of the Company
                                                                                    10,439,961            13,575,000
     Elimination of certain Common stock redemption rights in
        connection with the Offering                                                   122,012                   --
     Incremental shares issued in connection with the acquisitions of
        C.P.A. Staffing, TGS, KPD, and Staffing Edge                                   980,944               193,723
     Incremental shares issued in the Offering necessary to pay expenses of the Offering, repay indebtedness, pay distributions to certain shareholders for income taxes on S corporation earnings and fund
        acquisitions                                                                 2,842,500               671,229
                                                                          --------------------  --------------------

           Pro forma, basic shares                                                  14,385,417            14,439,952

     Common stock equivalents for stock options granted                                103,846               594,845
                                                                          --------------------  --------------------

           Pro forma, diluted shares                                                14,489,263            15,034,797
                                                                          ====================  ====================

                                 EXHIBIT INDEX

Exhibit Number                                            Page
--------------                                            ----

     23      Consent of Deloitte & Touche LLP